UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2013

Date of Report (Date of earliest event reported)

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd.,

Fremont, California, 94538

(Address of principal executive offices including zip code)

(510) 743-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 15, 2013, Volterra Semiconductor Corporation, a Delaware corporation (“Volterra”), entered into an agreement and plan of merger (the “Merger Agreement”) with Maxim Integrated Products, Inc., a Delaware corporation (“Maxim”), and Victory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Maxim (“Purchaser”). In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 (the “Shares”) of Volterra, at a price of $23.00 per Share, net in cash, without interest (less any required withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 30, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On October 1, 2013, Maxim announced the completion of the Offer. The Offer, as extended, expired at 9:00 a.m., New York City time, on October 1, 2013 (the “Expiration Date”). According to Computershare Inc., the depositary for the Offer (the “Depositary”), as of the Expiration Date, a total of 22,225,845 Shares had been validly tendered into and not withdrawn from the Offer, representing approximately 86.23% of the 25,774,025 outstanding Shares as of the Expiration Date. Additionally, the Depositary advised Volterra, Maxim and Purchaser that an additional 570,064 Shares had been tendered by notice of guaranteed delivery as of the Expiration Date. The aggregate number of Shares validly tendered and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition under the Offer. All conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On October 1, 2013, following the expiration of the Offer and the purchase of the Shares by Purchaser of the Shares validly tendered and not properly withdrawn thereunder, Purchaser merged with and into Volterra, with Volterra surviving the merger and continuing as a wholly-owned subsidiary of Maxim (the “Merger”). As a result of its acceptance of the Shares tendered in the Offer and given that it was determined that Section 251(h) of the Delaware General Corporation Law (the “DGCL”) was applicable to the Merger, Purchaser had sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Volterra pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by Maxim, Purchaser or any other wholly owned subsidiary of Maxim, all of which were canceled and retired, and (ii) Shares that were held by stockholders of Volterra who properly exercise their appraisal rights under Section 262 of the DGCL, was converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest (less any required withholding taxes).

On October 1, 2013, Maxim issued a press release announcing the expiration and results of the Offer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Volterra requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market as of the close of market on October 1, 2013. Accordingly, on October 1, 2013, the NASDAQ Stock Market, LLC (“NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from The NASDAQ Global Select Market. Volterra intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend Volterra’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by Maxim, Purchaser or any other wholly owned subsidiary of Maxim, all of which were canceled and retired, and (ii) Shares that were held by stockholders of Volterra who properly exercise their appraisal rights under Section 262 of the DGCL, was converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest (less any required withholding taxes). At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Volterra (other than their right to receive $23.00 per Share, net in cash, without interest (less any required withholding taxes)).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of Volterra occurred. Upon the consummation of the Merger, Volterra became a wholly-owned subsidiary of Maxim. The information set forth in Item 2.01 and Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference. Approximately $593 million was required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer and acquire all the remaining issued and outstanding Shares pursuant to the Merger. Such payments were funded by Maxim using cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Supplemental Addendum to Management Bonus Plan for 2013

On September 30, 2013, the Compensation Committee of the Board of Directors of Volterra approved an addendum to its 2013 Management Bonus Plan, that was previously filed as Exhibit 10.2 to Volterra’s Current Report on Form 8-K filed with the SEC on January 25, 2013 (the “Addendum”).

The Addendum is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

2013 Management Bonus Plan Compensation

On October 1, 2013, Volterra paid bonuses under Volterra’s 2013 Management Bonus Plan for the individuals set forth below:

Name and Title	2013 Bonus
Jeff Staszak
President and Chief Executive Officer	$80,625
Mike Burns
Senior Vice President, Chief Financial Officer	$30,375

Change of Control Payments

In connection with their departure from Volterra, Mr. Staszak and Mr. Burns are eligible to receive change of control payments in the amounts of $710,312.50 and $297,687.50, respectively, under the Volterra Semiconductor Corporation Severance Benefit Plan, filed as Exhibit 10.3 to Volterra’s Current Report on Form 8-K filed with the SEC on January 28, 2010, provided that the conditions for payment are satisfied.

Departure and Appointment of Directors and Officers

Pursuant to the terms of the Merger Agreement, at the Effective Time the sole director and officers of Purchaser immediately prior to the Effective Time became the sole director and officers of Volterra following the Merger. In connection with the Merger, at the Effective Time, Jeffrey Staszak, Simon Biddiscombe, Fu-Tai Liou, Chris Paisley, Ralph Quinsey, Jeff Richardson, Edward Ross, and Stephen Smith resigned as directors of Volterra. Each director resigned pursuant to the Merger Agreement, and no director resigned because of any disagreement with Volterra on any matter relating to Volterra’s operation, policies, or practices.

Also, as of the Effective Time, Jeffrey Staszak, President and Chief Executive Officer, Craig Teuscher, Senior Vice President and Chief Operating Officer, Mike Burns, Senior Vice President, Chief Financial Officer and Treasurer, and William Numann, Senior Vice President, Server and Storage Communications Products Groups, ceased being executive officers of Volterra.

Mark Casper, 46, Vice President, Legal at Maxim, assumed the roles of President, Secretary, Treasurer and Director of Volterra. At the time Mr. Casper assumed the role of director, it had not yet been determined on which committees, if any, of the Board of Directors of Volterra Mr. Casper would serve.

The information required by Item 5.02 of Form 8-K regarding Mr. Casper has been previously disclosed in the Tender Offer Statement on Schedule TO, originally filed by Purchaser and Maxim with the SEC on August 30, 2013, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, Volterra’s Restated Certificate of Incorporation was amended and restated (the “Amended Charter”) and Volterra’s Amended and Restated Bylaws, were amended and restated (the “Amended Bylaws”).

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

3.2	Amended and Restated Bylaws of Volterra Semiconductor Corporation.

10.1	Addendum to Volterra Semiconductor Corporation Management Bonus Plan dated September 30, 2013.

20.1	Tender Offer Statement on Schedule TO of Victory Merger Sub, Inc., and Maxim Integrated Products, Inc. (incorporated by reference in its entirety as originally filed with the SEC on August 30, 2013).

99.1	Press Release issued by Maxim Integrated Products, Inc. dated October 1, 2013 (incorporated by reference to Exhibit (a)(5)(K) to Schedule TO/A filed with the SEC on October 1, 2013).

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: October 4, 2013

VOLTERRA SEMICONDUCTOR CORPORATION

By:	/s/ Mark Casper
Name:	Mark Casper
Title:	President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

3.2	Amended and Restated Bylaws of Volterra Semiconductor Corporation.

10.1	Addendum to Volterra Semiconductor Corporation Management Bonus Plan dated September 30, 2013.

20.2	Tender Offer Statement on Schedule TO of Victory Merger Sub, Inc., and Maxim Integrated Products, Inc. (incorporated by reference in its entirety as originally filed with the SEC on August 30, 2013).

99.1	Press Release issued by Maxim Integrated Products, Inc. dated October 1, 2013 (incorporated by reference to Exhibit (a)(5)(K) to Schedule TO/A filed with the SEC on October 1, 2013).